Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Corporación América Airports S.A. of our report dated April 3, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Corporación América Airports S.A.'s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Miguel Angel Urus
Partner

Buenos Aires, Argentina
September 4, 2020